UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the registrant  |X|

Filed by a party other than the registrant |_|

Check the appropriate box:

  |_|  Preliminary proxy statement.

  |_| Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

  |X|  Definitive proxy statement.

  |_|  Definitive additional materials.

  |_|  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                             MIDDLESEX WATER COMPANY
                             -----------------------
                (Name of Registrant as Specified in Its Charter)

         --------------------------------------------------------------
    (Name of Person[s] Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     |X| No fee required

     |_| Fee computed on table below per Exchange Act Rules 14a-(6)(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

 --------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

 --------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth theamount on which the filing fee is calculated and state how it was determined):

         --------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

         --------------------------------------------------------------

     (5) Total fee paid:

         --------------------------------------------------------------

       |_| Fee paid previously with preliminary materials.

       |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

         --------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

         --------------------------------------------------------------

     (3) Filing Party:

         --------------------------------------------------------------

     (4) Date Filed:

         --------------------------------------------------------------

  [GRAPHIC - MIDDLESEX WATER CO. LOGO]
                                                500 Ronson Road
                                                P.O. Box 1500
                                                Iselin, New Jersey 08830-0452


                                                Tel. (732) 634-1500
                                                Fax (732) 750-5981

                                                NASDAQ Stock Market Symbol: MSEX


April 17, 2000

Dear Stockholder:

         I am pleased to invite you to attend Middlesex Water Company's Annual Meeting of Shareholders that will take place on Wednesday, May 24, 2000, at 11:00 a.m., at the office of the Company, 1500 Ronson Road, Iselin, New Jersey.

         The primary business of the meeting will be election of directors and approval of the selection of Deloitte & Touche LLP as independent auditors for 2000, and transaction of such other business as may properly come before the meeting.

         During the meeting, we will report to you on the Company's financial status, operations and other achievements during 1999, together with our goals for 2000. We welcome this opportunity to meet with our stockholders and look forward to your comments and questions.

         Your vote is important to us. Whether or not you plan to attend the annual meeting, I urge you to vote. Please specify your choice by marking the appropriate boxes on the enclosed proxy card and sign, date and return your proxy in the enclosed postpaid return envelope as promptly as possible. If you date, sign and return your proxy card without indicating your choices, the persons designated as proxies will vote your shares in accordance with the recommendations of the Directors and management.

      I look forward to seeing you on May 24th.


                                                        Sincerely,


                                             /S/ J. Richard Tompkins
                                             -------------------------
                                             J. Richard Tompkins
                                             Chairman of the Board and President

                                TABLE OF CONTENTS


                                                                         Page
SOLICITATION AND REVOCATION OF PROXIES..................................  1
SHARES ENTITLED TO VOTE.................................................  1
VOTE REQUIRED AND METHOD OF COUNTING VOTES..............................  1
GENERAL INFORMATION.....................................................  1
PROPOSAL 1--ELECTION OF DIRECTORS.......................................  2
NOMINEES FOR ELECTION AS DIRECTOR WITH TERM EXPIRING
 IN 2003--CLASS I.......................................................  3
NOMINEE FOR ELECTION AS DIRECTOR WITH TERM EXPIRING
 IN 2002--CLASS III.....................................................  4
DIRECTORS WHOSE TERMS CONTINUE BEYOND 2000 ANNUAL MEETING...............  4
SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT AND CERTAIN
 BENEFICIAL OWNERS......................................................  5
EXECUTIVE COMPENSATION..................................................  6
 Summary Compensation Table.............................................  6
 Compensation of Directors..............................................  7
 Compensation Pursuant to Pension Plans.................................  7
 Compensation Committee Interlocks and Insider Participation............  8
REPORT OF THE EXECUTIVE DEVELOPMENT
 AND COMPENSATION COMMITTEE.............................................  8
STOCK PERFORMANCE GRAPH................................................. 10
PROPOSAL 2--APPOINTMENT OF INDEPENDENT AUDITOR.......................... 11
DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS............................ 11
OTHER MATTERS........................................................... 11
MINUTES OF 1999 MEETING OF STOCKHOLDERS................................. 11

 [GRAPHIC - MIDDLESEX WATER CO. LOGO]

                                                1500 Ronson Road
                                                P.O. Box 1500
                                                Iselin, New Jersey 08830-0452
                                                Tel. (732) 634-1500
                                                Fax (732) 750-5981

                                                NASDAQ Stock Market Symbol: MSEX


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 24, 2000
                                       AND
                                 PROXY STATEMENT


To the Stockholders of Middlesex Water Company
     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MIDDLESEX WATER COMPANY will be held at the office of the Company, 1500 Ronson Road, Iselin, New Jersey, on Wednesday, May 24, 2000, at 11:00 a.m., for the following purposes:
     1. To elect three members of Class I of the Board of Directors to hold office until the Annual Meeting of Stockholders in the year 2003, and one member of Class III of the Board of Directors to hold office until the Annual Meeting of Stockholders in the year 2002, and in each case until their respective successors are elected and qualify.

     2. To consider and act upon the approval of the appointment of Deloitte & Touche LLP as independent auditors for the year 2000.

     3. To transact such other business as may properly come before the meeting and any adjournment thereof. Only holders of record of Common Stock at the close of business on March 31, 2000, will be entitled to notice of and to vote at the meeting or any adjournment thereof.

     The Company's Annual Report for the year ended December 31, 1999, has already been mailed to stockholders. If you are unable to be present at the meeting but desire to have your shares voted, please execute the enclosed proxy and return it in the accompanying envelope, to which no postage need be affixed if mailed in the United States.

                                             By Order of the Board of Directors,


                                                          /S/ MARION F. REYNOLDS
                                                          ----------------------
                                                          /S/ MARION F. REYNOLDS
                                                          Secretary

April 17, 2000

[GRAPHIC - MIDDLESEX WATER CO. LOGO]

                                               1500 Ronson Road
                                               P.O. Box 1500
                                               Iselin, New Jersey 08830-0452


                                               Tel. (732) 634-1500
                                               Fax (732) 750-5981

                                               NASDAQ Stock Market Symbol: MSEX




                                 PROXY STATEMENT

     Notice of the Annual Meeting of Stockholders of Middlesex Water Company to be held onMay 24, 2000, is attached. You are cordially invited to attend the meeting. If you are unable to attend, you are requested to sign and complete the enclosed proxy and return it in the accompanying envelope.

                     SOLICITATION AND REVOCATION OF PROXIES

     The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company. The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, the Company may make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to send proxies and proxy material to their principals and will reimburse them for their expenses in so doing. The solicitations will be initially by mail, and it may later be decided to make further solicitations by mail, telephone, telegraph, or personal calls by Directors, Officers, and employees of the Company. This proxy statement and the accompanying proxy are first being sent to stockholders on or about April 17, 2000.
     The giving of a proxy does not preclude the right to vote in person should the stockholder giving the proxy so desire, and a proxy may be revoked by giving notice to the Secretary of the Company in writing at any time prior to the commencement of the meeting or in open meeting prior to the taking of the vote to which such revocation relates.

                             SHARES ENTITLED TO VOTE

     As of March 31, 2000, there were outstanding 5,011,469 shares of Common Stock which is the only class of capital stock entitled to vote at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share held. As stated in the Notice of Meeting, holders of record of Common Stock at the close of business on March 31, 2000, will be entitled to vote at the meeting or any adjournment thereof.

                   VOTE REQUIRED AND METHOD OF COUNTING VOTES

     The affirmative vote of a plurality of the votes cast at the meeting is required for the election of Directors. For the ratification of the appointment of Deloitte & Touche LLP, the affirmative vote of the holders of a majority of the shares represented, in person or by proxy, and entitled to vote on the item will be required. Abstentions and broker non-votes will not be included in determining the number of votes cast concerning any matter.

                               GENERAL INFORMATION

     Management of the Company is under the general direction of the Board of Directors who are elected by the stockholders. The Board of Directors holds regular monthly meetings and meets on other occasions when required in special circumstances. The Board of Directors held twelve meetings and the Board Committees held twelve meetings during the year 1999. Each incumbent Director attended more than 95% of the total number of meetings of the Board and Committees on which each served. Attendance at Board and Committee meetings by Directors as a group averaged 99% in 1999.

     The Board of Directors has an Audit Committee, consisting of John C. Cutting, John R. Middleton and John P. Mulkerin, which reviews the scope of the audit, receives and reviews the auditors' annual report and makes a recommendation to the Board for the appointment of an independent accounting firm for the following calendar year. The Committee held two meetings during the year 1999.
     The Board of Directors has an Executive Development and Compensation Committee, consisting of John C. Cutting, Stephen H. Mundy and Jeffries Shein, which reviews and makes recommendations to the Board of Directors as to the salaries and benefits of the Executive Officers of the Company and administers the 1989 Restricted Stock Plan. The Committee held four meetings during the year 1999.
     The Board of Directors has a Pension Committee, consisting of John C. Cutting, John P. Mulkerin and Jeffries Shein, which reviews investment policies and determines recommended investment objectives for the Company's Pension Plan and serves as trustee for the Company's Voluntary Employees' Beneficiary Association Trust. The Committee meets quarterly with the Company's Investment Managers. The Committee held four meetings during the year 1999.
     The Board of Directors appoints an ad hoc Nominating Committee from time to time as needed. Such a Committee, consisting of John P. Mulkerin, Stephen H. Mundy and Jeffries Shein, was appointed in September 1998 and reappointed in September 1999. The Committee held two meetings during the year 1999. A Nominating Committee when appointed will consider qualified nominations for Directors recommended by stockholders. Recommendations should be sent to Middlesex Water Company, Office of the Secretary, 1500 Ronson Road, P.O. Box 1500, Iselin, New Jersey 08830-0452. The Secretary on or before December 19, 2000, should receive any nominations for Director.

PROPOSAL 1

                              ELECTION OF DIRECTORS

     At the Annual Meeting of Stockholders three members of Class I of the Board of Directors are to be elected each to hold office until the Annual Meeting of Stockholders in the year 2003, and one member of Class III of the Board of Directors is to be elected to hold office until the Annual Meeting of Stockholders in the year 2002, and in each case until their respective successors are elected and qualified. The present terms of the three Directors included in Class I and the one Director included in Class III of the Board of Directors expire at the year 2000 Annual Meeting.
     Proxies in the accompanying form will be voted for these nominees, unless authority to vote for one or more of them shall have been withheld by so marking the enclosed proxy. Directors shall be elected by a plurality of the votes cast at the election.
     If at the time of the meeting any of the nominees listed should be unable to serve, which is not anticipated, it is the intention of the persons designated as proxies to vote, in their discretion, for other nominees, unless the number of Directors constituting a full Board is reduced.
     There is shown as to each nominee, and as to each Director whose term of office will continue after the year 2000 Annual Meeting, age as of the date of the Annual Meeting, the period of service as a Director of the Company, and business experience during the last five years.

                            NOMINEES FOR ELECTION AS
                 DIRECTORS WITH TERMS EXPIRING IN 2003--CLASS I

                                               Expiration                    Business Experience
       Name, Period Served as                    Date of                   During Past Five Years
         Director of Company           Age      New Term                   and Other Affiliations
         -------------------           ---      --------                   ----------------------

John C. Cutting                        63         2003        Retired. Formerly Senior Engineer, Science
   Director since 1997                                         Applications International Corporation, spe-
                                                                cialists in information, energy and military
                                                                systems, Pittsburgh, Pennsylvania.
                                                              Chairman of Pension Committee and Member
                                                               of Audit Committee and Executive Develop-
                                                                ment and Compensation Committee.

John P. Mulkerin (1)                   62         2003        President, Chief Executive Officer and Director
 Director since 1997                                           of First Sentinel Bancorp, Inc., holding com-
                                                                pany for First Savings Bank, Perth Amboy,
                                                                New Jersey, since 1997 and prior to that date
                                                                was Executive Vice President, Chief Operat
-                                                               ing Officer and Corporate Secretary since
                                                                1987. Director of FSB Financial Corp., Rari-
                                                                tan Bay Medical Center and Daytop Village
Foundation.
                                                              Chairman of Audit Committee and Member of
                                                               Nominating and Pension Committees.

Dennis G. Sullivan                     58         2003        Vice President and General Counsel, Assistant
Director since November 1999                                   Secretary and Assistant Treasurer of the
                                                                Company. Director and Assistant Secretary
                                                                and Assistant Treasurer of Tidewater Utili
                                                                ties, Inc. (TUI). Director and Assistant Secre-
                                                                tary of Pinelands Water Company and Pine-
                                                                lands Wastewater Company; Utility Service
                                                                Affiliates, Inc., and Utility Service Affiliates
                                                                (Perth Amboy) Inc., subsidiaries of the Com-
                                                                pany. Director, Vice President and Assistant
                                                                Secretary of White Marsh Environmental
                                                                Systems, Inc., a subsidiary of TUI.

                                       3


                             NOMINEE FOR ELECTION AS
                DIRECTOR WITH TERM EXPIRING IN 2002--Class III


                                               Expiration                     Business Experience
       Name, Period Served as                    Date of                    During Past Five Years
         Director of Company           Age      New Term                    and Other Affiliations
         -------------------           ---      --------                    ----------------------
John R. Middleton, M.D.                55         2002      Chair of the  Department  of Medicine and
Director since November 1999                                  Medical Director of Raritan Bay Medical
                                                              Center. Fellow of American College of
                                                              Physicians and Member of Editorial Board
                                                              (Infectious Diseases) of New Jersey Medi-
                                                              cine.
                                                            Member of Audit Committee.

     The Board of Directors unanimously recommends a vote FOR Proposal 1.

                      DIRECTORS WHOSE TERMS CONTINUE BEYOND
                       THE 2000 ANNUAL MEETING AND ARE NOT
                         SUBJECT TO REELECTION THIS YEAR

                                               Expiration                     Business Experience
       Name, Period Served as                 Date of Term                  During Past Five Years
         Director of Company           Age      and Class                   and Other Affiliations
         -------------------           ---      ---------                   ----------------------
Stephen H. Mundy                       66         2001      Retired.  Formerly  Vice  President,  A. Stanley
Director since 1977                              Class II     Mundy, Inc., Public Utility Contractor,
                                                              Virginia Beach, Virginia.
                                                            Chairman of Executive Development and
                                                             Compensation Committee and Member of
                                                              Nominating Committee.
Richard A. Russo                       54         2001      Executive  Vice  President of the Company  since
Director since 1994                              Class II     May 1996 and prior to that date was Vice
                                                              President-Operations since 1989. Director
                                                              and President of Tidewater Utilities, Inc.
                                                              (TUI), Pinelands Water Company and Pine-
                                                              lands Wastewater Company; Director and
                                                              Executive Vice President of Utility Service
                                                              Affiliates, Inc., and Utility Service Affiliates
                                                              (Perth Amboy) Inc., subsidiaries of the
                                                              Company; and White Marsh Environmental
                                                              Systems, Inc., a subsidiary of TUI. Director
                                                              and Vice President of Sussex Shores Water
                                                              Company.
Jeffries Shein (1)                     60         2002      Partner,  Jacobson,  Goldfarb  & Tanzman,
Director  since 1990                             Class III    Industrial and Commercial Brokerage Firm,
                                                              Woodbridge, New Jersey. Director of First
                                                              Sentinel Bancorp, Inc., holding company for
                                                              First Savings Bank, Perth Amboy, New
                                                              Jersey, and Chairman of the Board of Raritan
                                                            Bay Medical Center.
                                                            Chairman of Nominating Committee and
                                                             Member of Executive Development and
                                                              Compensation Committee and Pension
                                                              Committee.

                                               Expiration                     Business Experience
      Name, Period Served as                  Date of Term                  During Past Five Years
        Director of Company            Age      and Class                   and Other Affiliations
        -------------------            ---      ---------                   ----------------------
J. Richard Tompkins                    61         2002      Chairman of the Board and President of the
Director since 1981                             Class III    Company. President of National Association
                                                              of Water Companies and Director of New
                                                              Jersey Utilities Association. Director and
                                                              Chairman of Tidewater Utilities, Inc. (TUI);
                                                              Pinelands Water Company and Pinelands
                                                              Wastewater Company; Director and Presi-
                                                              dent of Utility Service Affiliates, Inc., and
                                                              Utility Service Affiliates (Perth Amboy) Inc.,
                                                              subsidiaries of the Company; and Director
                                                              and Chairman of White Marsh Environmen-
                                                              tal Systems, Inc., a subsidiary of TUI.

-------------------------
(1) The Company has established a $10,000,000 line of credit with First Savings Bank, Perth Amboy, New Jersey. At December 31, 1999, there was an outstanding loan of $2,000,000 at an interest rate of 6.10% with First Savings Bank.


                   SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT
                          AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of March 31, 2000, beneficial ownership of Middlesex Water Company Common Stock by the elected Directors, Executive
Officers named in the table appearing under Executive Compensation and all elected Directors and Executive Officers as a group. Jeffries Shein owned 1.38% of the shares outstanding on March 31, 2000. All other individual elected Directors and Executive Officers owned less than 1% of the shares outstanding on March 31, 2000.

                                                                       Amount and Nature
                                                                        of Beneficial
            Name                                                          Ownership
         Directors
          John C. Cutting............................................      16,269
          John R. Middleton..........................................         700
          John P. Mulkerin...........................................       3,500
          Stephen H. Mundy...........................................      32,225
          Richard A. Russo...........................................      11,994
          Jeffries Shein*............................................      78,936
          Dennis G. Sullivan.........................................       5,738
          J. Richard Tompkins**......................................      22,480
         Named Executive Officers
          Walter J. Brady............................................       9,303
          A. Bruce O'Connor..........................................       4,953
         All elected Directors and Executive Officers as a group
          including those named above (12)...........................     201,530***

-------------------------
* Includes 9,929 shares over which Mr. Shein has shared voting powers. Mr. Shein also disclaims beneficial ownership of 2,152 additional shares.

**   Disclaims beneficial ownership of 431 additional shares.

***  4.02% of the shares outstanding on March 31, 2000.

     The following table sets forth information made known to the Company as of March 17, 2000, of any person or group to be the beneficial owner of more than five percent of the Company's Common Stock:

                                          Number of Shares
                                         Beneficially Owned
                                             and Nature
                                            of Beneficial           Percent
      Name and Address                      Ownership (1)          of Class
      ----------------                      -------------          --------
      Verona Construction Company..........   329,800               6.58%
       1201 Market Street
       Wilmington, Delaware 19801
-------------------------
(1)  Beneficial owner has sole power to vote and dispose of such shares.

                             EXECUTIVE COMPENSATION

     There is shown below information concerning the annual and long-term compensation for services in all capacities to the Company for the years 1999, 1998 and 1997 of those officers whose total annual salary amounted to $100,000 or more.

                           SUMMARY COMPENSATION TABLE

                                                                                   Restricted           All
      Name and                                                                        Stock        Other Annual
   Principal Position                  Year          Salary            Bonus          Award        Compensation
                                                                                       (1)              (2)
J. Richard Tompkins                    1999         $265,000         $10,192         $51,700           $ 9,416
 Chairman of the Board                 1998         $256,350         $24,615         $43,500           $10,470
 and President                         1997         $239,350             --          $25,462           $ 8,372
Richard A. Russo                       1999         $176,000         $ 6,769         $25,850           $ 6,512
 Executive Vice President              1998         $166,773         $12,846         $21,750           $ 6,794
                                       1997         $153,350             --          $13,580           $ 6,497
Walter J. Brady                        1999         $133,000         $ 5,115         $25,850           $ 5,400
 Senior Vice President-                1998         $127,369         $ 9,808         $21,750           $ 5,760
 Administration                        1997         $119,950             --          $ 6,790           $ 5,373
Dennis G. Sullivan                     1999         $130,000         $ 5,000         $25,850           $ 5,577
 Vice President & General              1998         $123,369         $ 9,500         $21,750           $ 5,397
 Counsel and Assistant                 1997         $115,750             --          $ 6,790           $ 5,168
 Secretary & Assistant
 Treasurer
A. Bruce O'Connor                      1999         $128,000         $ 4,923         $25,850           $ 4,710
 Vice President and                    1998         $114,273         $ 9,000         $21,750           $ 4,244
 Controller                            1997         $103,350             --          $ 6,790           $ 3,745

-------------------------
(1) The number and value of Restricted Stock held in escrow as of December 31, 1999, were as follows: Mr. Tompkins -- 10,500/$336,000; Mr.
       Russo--5,100/$163,200;  Mr.  Brady --  3,700/$118,400;  Mr.  Sullivan  --
       4000/$128,000;   and   Mr.   O'Connor--3,350/$107,200.   Generally,   the
       restrictions lapse on these awards five years from the date of grant. The restrictions also lapse in the event of a change in control of the Company. All dividends on these shares are paid to the awardees.

(2) Includes employer contributions to the Company's defined contribution plan and life insurance premiums for 1999: Mr. Tompkins ($5,600 and $3,816), Mr. Russo ($5,600 and $912), Mr. Brady ($4,341 and $1,059), Mr.
       Sullivan ($4,550 and $1,027) and Mr. O'Connor ($4,480 and $230); for 1998: Mr. Tompkins ($5,600 and $4,870), Mr. Russo ($5,600 and $1,194),
       Mr. Brady ($4,446 and $1,314),  Mr. Sullivan  ($4,139 and $1,258) and Mr.
       O'Connor  ($3,987 and $256);  for 1997: Mr. Tompkins ($5,542 and $2,830),
       Mr.  Russo  ($5,425 and  $1,072),  Mr.  Brady  ($4,186 and  $1,187),  Mr.
       Sullivan ($4,039 and $1,129) and Mr. O'Connor ($3,605 and $140).

                            COMPENSATION OF DIRECTORS
     A Director who is not an officer of the Company or its subsidiaries is paid an annual retainerof $8,100, increased from $6,000, and a fee of $600, increased from $500, for attendance at Board of Directors (Board) meetings; a fee of $300, increased from $250, for attendance at special meetingsof the Board and a fee of $150 for attendance at special Board Committee meetings by means of communications facilities and a fee of $400, increased from $350, for each committee meeting attended. Committee chairmen receive an additional $200 for each committee meeting chaired. Directors who are officers of the Company are paid a fee of $300, increased from $250, for each meeting of the Board attended.

                     COMPENSATION PURSUANT TO PENSION PLANS

            Annual Benefit Based on Compensation and Years of Service

    Final                                                       Years of Service
   Year's                        ----------------------------------------------------------------------------
Compensation                      15             20             25            30            35            45
------------                     ----           ----           ----          ----          ----          ----
$100,000.....................   $ 58,308      $ 58,308       $ 58,308      $ 58,308      $ 59,308      $ 71,479
$125,000.....................   $ 77,058      $ 77,058       $ 77,058      $ 77,058      $ 77,058      $ 91,229
$150,000.....................   $ 95,808      $ 95,808       $ 95,808      $ 95,808      $ 95,808      $110,979
$175,000.....................   $114,558      $114,558       $114,558      $114,558      $114,558      $118,879
$200,000.....................   $133,308      $133,308       $133,308      $133,308      $133,308      $133,308
$225,000.....................   $152,058      $152,058       $152,058      $152,058      $152,058      $152,058
$250,000.....................   $170,808      $170,808       $170,808      $170,808      $170,808      $170,808
$300,000.....................   $208,308      $208,308       $208,308      $208,308      $208,308      $208,308

     All employees, including the named executives, who receive pay for 1,000 hours during the year are included in the Company's Qualified Defined Benefit Pension Plan (Qualified Plan). Under the noncontributory trusteed Qualified Plan, current service costs are funded annually. The Company's annual contribution is determined on an actuarial basis. Benefits are measured from the member's entry date and accrue to normal retirement date or date of early retirement. Benefits are calculated, at normal retirement, at 1.25% of pay up to the employee's benefit integration level, plus 1.9% of such excess pay, multiplied by service to normal retirement date, capped at 35 years of such excess pay, multiplied by service to normal retirement date of age 65. Average pay is the highest annual average of total pay during any 5 consecutive years within the 10 calendar-year period prior to normal retirement date. The benefit integration level is based on the 1999 Summary Compensation Table. The benefit amounts are not subject to any deduction for Social Security benefits or other offset amounts.

     During the year 1999, the Company was not required to make a statutory contribution to the Qualified Plan. Remuneration covered under the Qualified Plan includes base wages only.

     The estimated credited years of service based on normal retirement at age 65 includes 22 years, 20 years, 44 years, 22 years and 33 years for Messrs. Tompkins, Russo, Brady, Sullivan, and O'Connor, respectively.

     Supplemental Executive Retirement Plan--The named executive officers are eligible to participate in the deferred compensation plan known as the

Supplemental Executive Retirement Plan (Executive Plan) at the discretion of the Board of Directors.

     A participant who retires on his normal retirement date is entitled to an annual retirement benefit equal to 75% of his compensation reduced by his primary Social Security benefit and further reduced by any benefit payable from the Qualified Plan. In certain cases further reductions are made for benefits from other employment. Generally, a participant is vested at 10 years of service. Annual retirement benefits are payable for 15 years either to the participant or his beneficiary. Retirement benefits may be in the form of single life annuity, joint and 50% survivors annuity, joint and 100% survivors annuity, single life annuity with a 10-year certain period and single life annuity with a 15-year certain period paid on an actuarial equivalent basis.

     The Company is not obligated to set aside or earmark any monies or other assets specifically for the purpose of funding the Executive Plan, except that upon a change of control the Company would be obligated to make contributions to a trust anticipated to be sufficient to meet its obligations under the Executive Plan. In any event, the benefits are in the form of an unfunded obligation of the Company. The Company has elected to purchase Corporate-owned life insurance as a means of satisfying its obligation under the Executive Plan. The Company reserves the right to terminate any plan or life insurance at any time; however, a participant is entitled to any benefits he would have been entitled to under the Executive Plan provisions. For the year 1999 the Company paid life insurance premiums totaling $0.1 million for Messrs. Tompkins, Russo, Brady, Sullivan and O'Connor, which provides a pre-retirement net death benefit of 1-1/2 times base salary at date of death.

     Defined Contribution Plan--Under its 401(k) Plan, the Company matches 100% of that portion of the employee contribution which does not exceed 1% of base pay, plus an additional 50% of that portion from 2% to 6% of base pay. Distributions under the 401(k) Plan are made upon normal retirement, total and permanent disability or death and are subject to certain vesting provisions as to Company contributions.

     Change of Control Agreements--The Company has change of control termination agreements with the named executive officers, and the other executive officers. These agreements provide that if the executive is terminated by the Company, other than for death, disability, cause (as defined in the agreement) or good reason (as defined in the agreement) within three years after a change of control, the executive is entitled to receive (a) a lump sum severance payment equal to the sum of three times the executive's average total compensation for the five years prior to the termination; (b) continued coverage for three years under any health or welfare plan in which the executive and the executive's dependents were participating; and (c) an additional amount sufficient to pay any additional tax liability resulting from the severance payments and benefits under this, and any other plans or agreements. In addition, the executive will be entitled to receive benefits under the Executive Plan, at the executive's otherwise normal retirement date, with such benefits calculated as if the executive had continued employment to age 65, unless the executive elects to receive such benefits at a lesser amount at termination. The Board of Directors is currently considering adding certain provisions to these plans and modifying the calculations of benefits under certain circumstances, while generally maintaining the provisions set forth in this paragraph. Further, all restricted stock held by the executive will become unrestricted (with respect to the plan's five year holding period) upon a change of control.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the 1999 Executive Development and Compensation Committee were Ernest C. Gere, Stephen H. Mundy and Jeffries Shein. During 1999, no member of the Executive Development and Compensation Committee was an officer or employee of the Company or a subsidiary. Mr. Gere was formerly Senior Vice President of the Company.

         REPORT OF THE EXECUTIVE DEVELOPMENT AND COMPENSATION COMMITTEE

Overview
     The Executive Development and Compensation Committee of the Board of Directors administers the compensation program for executive officers of the Company. The Committee for the year 2000 is composed of three independent
Directors: John C. Cutting, Stephen H. Mundy and Jeffries Shein. The Committee is responsible for setting and administering the policies which govern annual compensation and Restricted Stock awards. The full Board of Directors approves policies and plans developed by the Committee.

     The Committee's compensation policies and plans applicable to the executive officers seek to enhance the profitability of the Company and shareholder value, as well as control costs and maintain reasonable rates for the customers. The Committee's practices reflect policies that compensation should (1) attract and retain well-qualified executives, (2) support short- and long-term goals and objectives of the Company, (3) reward individuals for outstanding contributions to the Company's success, (4) be meaningfully related to the value created for shareholders, and (5) relate to maintenance of good customer relations and reasonable rates.

     The Committee meets with Mr. Tompkins to evaluate the performance of the other executive officers and meets in the absence of Mr. Tompkins to evaluate his performance. The Committee reports on all executive evaluations to the full Board of Directors.

Salary Compensation

     Base salary levels are reviewed annually using compensation data produced by an independent compensation consultant for similar positions and comparable companies. Base salaries for satisfactory performance are targeted at the median of the competitive market. Individual performance of the executive is determined and taken into account when setting salaries against the competitive market data. The Committee reviews, as well, the individual's efforts on cost control and his or her contributions to the results of the year. The Committee also reviews the Company's financial results compared with prior years and compared with other companies. It compares salaries with both water and general industry salaries.

     The factors and criteria upon which Mr. Tompkins' compensation was based generally include those discussed with respect to all the executive officers. Specifically, however, his salary is based on his overall performance and that of the Company. His salary was set at a rate, which was approximately the median of the utility market and below that of the general industry. In addition, in evaluating the performance of the CEO, the Committee has taken particular note of management's success with respect to the growth of the Company.

Restricted Stock

     The Company maintains a restricted stock plan for the purpose of attracting and retaining key executives and other employees having managerial or supervisory responsibility who have contributed, or are likely to contribute, significantly to the long-term performance and growth of the Company and its subsidiaries. This plan is designed to enhance financial performance, customer service and corporate efficiency through a performance-based stock award. Annual stock awards are based upon several factors including the participant's ability to contribute to the overall success of the Company.

     The level of awards and the value of the performance are reviewed annually by the Committee. The Committee submits reports on all executive evaluations and restricted stock awards to the full Board of Directors for approval.


                      Year 2000 Executive Development and Compensation Committee

                         Stephen H. Mundy, Chairman
                         John C. Cutting
                         Jeffries Shein

                             STOCK PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly change in the cumulative total return (which includes reinvestment of dividends) of a $100 investment for the Company's Common Stock, a peer group of investor-owned water utilities, the Wilshire 5000 Stock Index and the NASDAQ for the period of five years commencing December 31, 1994. The Committee reviewed the validity of comparing the Company to NASDAQ, a broad market indicator with a very large population of high technology companies. It determined that shareholders and investors would be better able to interpret the Company's performance utilizing a broad market index that was more evenly distributed across all industries. The Wilshire 5000 Stock Index is being used for this comparison in place of the NASDAQ as the Committee believes the Wilshire 5000 Index more closely resembles that type of indicator than the NASDAQ. Nevertheless the Company is required to show the comparison with both the newly-selected Wilshire 5000 Index and the previously used NASDAQ. The current peer group includes American States Water Company, American Water Works Company, Inc., California Water Service Company, Connecticut Water Service, Inc., Philadelphia Suburban Corporation, Southwest Water Company, and the Company. Due to announced or completed acquisitions, the following companies have been removed from the peer group: Aquarion Company (Completed), Consumers Water Company (Completed), E'town Corporation
(Announced),   SJW   Corporation   (Announced),   and  United  Water   Resources
(Announced). Because of this peer group reduction, the Committee deemed it appropriate to add American Water Works Company, Inc.

[GRAPHIC- DATA POINTS LISTED BELOW]


                     12/31/94  12/31/95  12/31/96  12/31/97   12/31/98  12/31/99

     Middlesex         $100      $120      $119       $168      $191      $263
     Peer Group         100       136       161        224       282       220
     Wilshire 5000      100       136       165        217       268       331
     NASDAQ             100       141       174        213       300       542

PROPOSAL 2

                       APPOINTMENT OF INDEPENDENT AUDITORS

     Upon the recommendation of the Audit Committee, the Board of Directors has appointed Deloitte & Touche llp of Parsippany, New Jersey, as independent auditors to perform the annual audit of the books of account and supporting records of the Company for the year 2000, subject to the approval of the stockholders entitled to vote for the election of Directors, by a majority of the votes cast on the question of such approval, provided a quorum is present, at the Annual Meeting of Stockholders.
     Representatives of Deloitte & Touche llp will be present at the meeting, and will be afforded an opportunity to make a statement if they so desire and to respond to appropriate questions.
     The Board of Directors unanimously recommends a vote FOR Proposal 2.

                              STOCKHOLDER PROPOSALS

     Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission. Should a stockholder intend to present a proposal at next year's annual meeting, the Secretary of the Company at 1500 Ronson Road, P.O. Box 1500, Iselin, New Jersey 08830-0452, must receive it not later than December 19, 2000, in order to be included in the Company's proxy statement and form of proxy relating to that meeting.

                                  OTHER MATTERS

     The Management of the Company does not intend to bring any other matters before the meeting and has no reason to believe any will be presented to the meeting. If, however, other matters properly do come before the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment in such matters.

                     MINUTES OF 1999 MEETING OF STOCKHOLDERS

     The minutes of the 1999 meeting of stockholders will be submitted at the meeting for the correction of any errors or omissions but not for the approval of the matters referred to therein.


                                             By Order of the Board of Directors,



                                                          /S/ MARION F. REYNOLDS
                                                          ----------------------
                                                          MARION F. REYNOLDS
                                                          Secretary
Iselin, New Jersey
April 17, 2000

                      [GRAPHIC - MIDDLESEX WATER CO. LOGO]


                            1500 Ronson Road, Iselin,
                              New Jersey 08830-0452
                                  732-634-1500



[MAP - DEPICTING COMPANYS' LOCATION]


                      DIRECTIONS TO MIDDLESEX WATER COMPANY

     FROM GARDEN STATE PARKWAY (NORTH OR SOUTH): Take Exit 131A to third traffic light. Turn right onto Middlesex-Essex Turnpike and proceed (about 1 @ 2 mile) to first traffic light (Gill Lane). Turn right and go (about 1 mile) under railroad underpass and make right onto Ronson Road. Proceed past three large mirror-sided office buildings on the right. At the sign, make a right into Middlesex Water Company.

     FROM NEW JERSEY TURNPIKE (NORTH OR SOUTH): Take Exit 11 onto Garden State Parkway North and follow above directions.

     FROM US ROUTE NO. 1 (NORTH OR SOUTH): Proceed to the Woodbridge Center area and follow signs to Gill Lane. When on Gill Lane, make left turn onto Ronson Road and follow above directions.

                                REVOCABLE PROXY
                            MIDDLESEX WATER COMPANY
                               PLEASE MARK VOTES
                               AS IN THIS EXAMPLE


ANNUAL MEETING OF SHAREHOLDERS

MAY 24, 2000

The undersigned stockholder(s) hereby appoint(s) Stephen H. Mundy and J. Richard Tompkins, and each of them, proxies, with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated, all the shares of common stock of Middlesex Water Company held on record by the undersigned on March 31, 2000, at the annual meeting of shareholders to be held on May 24, 2000, at 11:00 a.m., local time or any adjournment thereof.

Please be sure to sign and date this Proxy in the box below.


                            -------------------------
                                      Date

                            -------------------------
                             Shareholder sign above

                           -------------------------
                          Co-holder (if any) sign above



1.   Election of  Directors,  Nominees for Class I term expiring in 2003 are: J.
     C. Cutting, J.P. Mulkerin and D. G. Sullivan; Nominee for Class III term expiring 2002 is: J. R. Middleton.

                                       With-                     For All
          [  ]   FOR            [  ]   hold               [  ]   Except


INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.


================================================================================


          [  ]   FOR            [  ]   AGAINST            [  ]   ABSTAIN

2. Approve the appointment of Deloitte & Touche LLP as auditors for the Company for the year 2000. In their discretion, the Proxies are authorized to vote upon such other business that may properly come before the meeting.


            PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING. [ ]

If this Proxy is properly executed and returned, the shares represented hereby will be voted. If not otherwise specified, this Proxy will be voted FOR the persons nominated as directors, and FOR proposal number 2.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. Detach above card, sign, date and mail in postage paid envelope provided.


                            MIDDLESEX WATER COMPANY
              c/o Registrar and Transfer Company 10 Commerce Drive
                        Cranford, New Jersey 07016-3572


PLEASE DATE AND SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR ON THIS PROXY.


When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign full corporate name by authorized officer and attach a corporate seal. For joint account, each joint owner should sign.

PLEASE ACT PROMPTLY BE SURE TO COMPLETE, SIGN AND RETURN THIS PROXY, WHETHER OR
    NOT YOU ELECT TO BE PRESENT IN PERSON. ALL SIGNATURES MUST APPEAR EXACTLY
                    AS NAMES APPEAR ON THIS PROXY. THANK YOU


Annual Meeting of Shareholders - May 24, 2000, at 11:00 a.m.
Middlesex Water Company - 1500 Ronson Rd., Iselin, NJ